Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2004, with respect to the consolidated financial statements of Westech Capital Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, in the Registration Statement (Form S-1) and related Prospectus of Westech Capital Corp. for the registration of 678,193 shares of its common stock.

Austin, Texas September 29, 2004	/s/ ERNST & YOUNG LLP